EXHIBIT 77(0) Morgan Stanley Dean Witter Variable Investment Series 10f-3 Transactions For Quarters Ended October 20, 1999- December 31, 1999 TOTAL ISSUED SECURITY DATE PRICE
 SHARES % OF PRINCIPAL PURCHASED PURCHASED SHARES PURCHASED
  ASSETS AMOUNT BY FUND BROKER(S) Aggressive Equity Series
     Agile Software Inc. 08/19/99 $ 25.00 100 0.034% $
63,000,000.00 0.003% Deutsche Banc Alex Brown Cacheflow Inc. 11/18/99 $ 24.00 100 0.012% $ 120,000,000.00 0.002% Goldman
Sachs Entercom Communications 09/30/99 $ 36.00 400 0.152% $
  288,000,000.00 0.005% Credit Suisse First Boston Extreme Networks Inc. 10/19/99 $ 77.00 170 0.120% $ 500,500,000.00
 0.003% Thomas Weisel Partners Freemarkets Inc. 12/09/99 $
   48.00 100 0.016% $ 172,800,000.00 0.003% Goldman Sachs
Genenech Inc. 07/20/99 $ 97.00 200 0.420% $1,940,000,000.00
0.001% JP Morgan Martha Stewart Living 11/26/99 $ 18.00 200 0.034% $ 129,600,000.00 0.003% Donaldson, Lufkin & Jenrette
      Metasolv Software 11/17/99 $ 19.00 100 0.000% $
95,000,000.00 0.002% Soundview Sapient Corporation 11/15/99
  $ 78.00 500 0.234% $ 273,000,000.00 0.014% Goldman Sachs
  United Pan-European Comm. 11/26/99 $ 64.68 100 0.059% $
 873,180,000.00 0.001% Goldman Sachs Veritas Software Inc. 08/09/99 $ 49.81 280 0.246% $ 448,308,000.00 0.003% Credit
 Suisse First Boston Vignette Corporation 12/09/99 $139.88
  200 0.108% $ 405,637,500.00 0.007 Piper Jaffray Capital
Growth Series Advanced Digital Information 09/23/99 $ 28.63
 18,000 0.385% $ 143,125,000.00 0.360% Donaldson, Lufkin &
Jenrette Cox Comminications 09/19/99 $ 34.69 25,000 0.645% $
350,343,750.00 0.248% Merrill Lynch Genenech Inc. 07/20/99 $
   97.00 9,600 0.643% $1,940,000,000.00 0.048% JP Morgan
  Insight Communications 07/21/99 $ 24.50 11,200 0.194% $
  563,500,000.00 0.049% Donaldson Lufkin & Jenrette Martha
       Stewart Living 11/26/99 $ 18.00 2,500 0.026% $
129,600,000.00 0.036% Donaldson, Lufkin & Jenrette Metasolv Software 11/17/99 $ 19.00 600 0.001% $ 95,000,000.00 0.012%
Soundview Equity Series Agile Software Inc. 08/19/99 $ 25.00 8,000 0.012% $ 63,000,000.00 0.267% Deutsche Banc Alex Brown
   Extreme Networks Inc. 10/19/99 $ 77.00 19,500 0.105% $
  500,500,000.00 0.302% Thomas Weisel Partners Freemarkets Inc. 12/09/99 $ 48.00 6,000 0.015% $ 172,800,000.00 0.167%
  Goldman Sac Sapient Corporation 11/15/99 $ 78.00 35,000
   0.162% $ 273,000,000.00 1.000% Goldman Sac United Pan-
      European Comm. 11/26/99 $ 64.68 20,400 0.092% $
  873,180,000.00 0.151% Goldman Sachs Vignette Corporation 12/09/99 $139.88 27,200 0.201% $ 405,637,500.00 0.938% Piper
  Jaffray High Yield Series Worldwide Fiber Inc. 07/23/99 $100.00 1,800,000 0.530% $ 500,000,000.00 0.360% Lehman
Brothers Growth Fund UPS Inc. 11/09/99 $ 50.00 10,300 0.347%
$5,470,000,000.00 0.009% Goldman Sachs Pacific Growth Series
    Cable Communications 11/18/99 $ 27.00 3,600 0.080% $
450,000,000.00 0.020% Lehman Brothers China Telecom 10/28/99
  $ 24.10* 114,000 0.380% $1,740,000,000.00 0.020% Goldman
  Sachs Gas Authority of India LTD 11/05/99 $ 9.67 20,000 0.194% $ 2,173,033.00 0.089% Jardine Fleming Hyundai Motor GDR 09/16/99 $ 10.92 52,000 0.600% $ 50,000,000.00 0.110%
  Credit Suisse First Boston ICIC Limited 09/22/99 $ 9.80 5,000 0.060% $ 274,000,000.00 0.790% Merrill Lynch Pohang
 Iron & Steel 07/14/99 $ 32.75 7,200 0.400% $ 1,011,116.95
 0.149% Salomon Brothers PT Indafood Sukses Mamkur 07/16/99 8300** 56,500 0.080% $ 290,000,000.00 0.025% Credit Suisse
  First Boston Quality Series Avon 11/04/99 $ 99.666 3,500 0.722% $ 298,998,000.00 1.167% Salomon Brothers Chevron
  10/06/99 $ 99.633 10,000 0.204% $ 498,165,000.00 0.200%
 Lehman Brothers Strategist Series Electronic Data Systems 10/06/99 $ 99.50 2,000,000 0.300% $ 300,000,000.00 0.670%
 Merrill Lynch Ford Motor Credit 10/21/99 $ 99.81 4,000,000 0.200% $5,000,000,000.00 0.080% Bear Stearns GMAC 12/08/99 $
99.86 1,000,000 0.150% $ 500,000,000.00 0.200% Merrill Lynch
Utilities Series * Price listed in Hong Kong dollars **Price
                         In Rupees